Exhibit (h)(23)

FIFTEENTH AMENDMENT TO THE SECOND AMENDED AND RESTATED
SECURITIES LENDING AGENCY AGREEMENT
BETWEEN
MASSMUTUAL SELECT FUNDS, MASSMUTUAL PREMIER FUNDS,
MML SERIES INVESTMENT FUND, and MML SERIES INVESTMENT FUND II
ON BEHALF OF THEIR RESPECTIVE INDIVIDUAL SERIES LISTED ON SCHEDULE A
AND
STATE STREET BANK AND TRUST COMPANY

This Fifteenth Amendment (this "Amendment") dated April 4, 2019 is between each of MASSMUTUAL SELECT FUNDS, MASSMUTUAL PREMIER FUNDS, MML SERIES INVESTMENT FUND, and MML SERIES INVESTMENT FUND II on behalf of their respective individual series listed on Schedule A to the Agreement (as defined below), which may be amended from time to time, (each a “Fund” or “Lender” hereunder) and STATE STREET BANK AND TRUST COMPANY, a trust company organized and existing under the laws of the Commonwealth of Massachusetts (the “Bank”) acting either directly or through its subsidiaries or affiliates.

Reference is made to a Second Amended and Restated Securities Lending Agency Agreement effective as of July 31, 2012, between the Funds and the Bank, as amended, and as in effect on the date immediately prior to giving effect to this Amendment (the "Agreement").

WHEREAS, each Fund and the Bank desire to amend the Agreement to authorize the Bank to accept certain types of non-cash Collateral on behalf of each Fund; and

WHEREAS, each Fund and the Bank desire to amend Schedule A and the Approved Borrowers Schedule of the Agreement as set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1.       Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.       Amendments.

(i)	Subsection 1.8 (Collateral) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following new definition:

“1.8 ‘Collateral’ shall mean cash (US currency), United States treasuries, and United States agencies, in each case delivered by a Borrower to secure its obligations under a Securities Borrowing Agreement.”

(ii)	Subsection 1.17 (Securities Loan Fee) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following new definition:

“1.17 ‘Securities Loan Fee’ means any fee income received from a Borrower, including, without limitation, negative Rebates paid by a Borrower in connection with Securities loans, premiums in connection with non-cash Collateral and fees in connection with fee for hold or other arrangements.”

(iii)	Section 1 (Definitions) of the Agreement is hereby amended by adding the following new defined term in appropriate alphabetical order and renumbering all subsequent defined terms:

“‘Net Investment Income’ means income (including Distributions) distributed in respect of the investment of Cash Collateral, net of applicable fees, charges and expenses properly charged by the relevant investment vehicle in which such Cash Collateral is invested.”

(iv)	Subsection 4.1 (Loan Initiation) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following new provision:

“4.l Loan Initiation. From time to time the Bank may lend Securities to Borrowers and deliver such Securities against receipt of Collateral in accordance with the applicable Securities Borrowing Agreement. The Bank shall not initiate a loan hereunder if, as a result of such loan, the Lender shall have more than 33% of its assets subject to loans.”

(v)	Subsection 4.2 (Receipt of Collateral; Approved Investments) of the Agreement is hereby amended by adding the following new sub-provision:

“(d) To the extent that a Loan is secured by non-cash Collateral, the Borrower shall be required to pay a loan premium, the amount of which shall be negotiated by the Bank. There may be instances in which the loan premium is zero on any particular day.”

(vi)	Subsection 5.7 (Agent’s Fee) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following new provision:

“5.7 Agent’s Fee. Net Investment Income and Securities Loan Fee shall be credited to the Lender’s Collateral Account, on a monthly basis, only after making the following payments on behalf of the Lender: (i) Rebates shall be paid to Borrowers in accordance with the applicable Securities Borrowing Agreements; and (ii) a fee equal to fifteen percent (15%) of any remaining Net Investment Income and Securities Loan Fee after payment of the amounts set forth in clause (i) shall be paid to the Bank (as compensation for its services under this Agreement). In the event that for a given monthly period, the sum of Net Investment Income and Securities Loan Fee is less than the amount of the Rebates payable to Borrowers pursuant to the applicable Securities Borrowing Agreements, the Bank and the Lender shall be responsible for the shortfall in the same proportions as set forth in this Section 5.7. The Lender shall be responsible for any and all other amounts due to Borrowers under the applicable Securities Borrowing Agreements. For the avoidance of doubt, any taxes required to be withheld at source from Securities Loan Fee shall be deducted from the amount credited to the Lender’s Collateral Account as described in this Section 5.7 (i.e., from the amount credited after payment of the amounts identified in clauses (i) and (ii) above), and to the extent that such amount is less than the amount of such taxes, then the Lender shall be responsible for any shortfall.

(vii)	Schedule A (Schedule of Funds) to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule A attached to this Amendment.

(viii)	The Approved Borrowers Schedule to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Approved Borrowers Schedule attached to this Amendment.

3.       Representations and Warranties. Each party hereto represents and warrants that (a) it has the power to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Amendment constitutes a legal, valid and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Amendment will at all times comply with all applicable laws and regulations.

4.       Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect. This Amendment shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

5.       Effective Date. This Amendment is effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective corporate officers, thereunto duly authorized.

MASSMUTUAL SELECT FUNDS		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Renee Hitchcock	By:	/s/ Betsy Coyne
Name: Renee Hitchcock		Name: Betsy Coyne
Title: CFO and Treasurer		Title: Managing Director

MASSMUTUAL PREMIER FUNDS

By:	/s/ Renee Hitchcock
Name: Renee Hitchcock
Title: CFO and Treasurer

MML SERIES INVESTMENT FUND

By:	/s/ Renee Hitchcock
Name: Renee Hitchcock
Title: CFO and Treasurer

MML SERIES INVESTMENT FUND II

By:	Renee Hitchcock
Name: Renee Hitchcock
Title: CFO and Treasurer

Schedule A

This Schedule is attached to and made part of the Second Amended and Restated Securities Lending Agency Agreement dated the 31st day of July, 2012 between each of MASSMUTUAL SELECT FUNDS, MASSMUTUAL PREMIER FUNDS, MML SERIES INVESTMENT FUND, and MML SERIES INVESTMENT FUND II on behalf of their respective individual series listed on Schedule A and STATE STREET BANK AND TRUST COMPANY, as amended.

MASSMUTUAL SELECT FUNDS

Fund Series Name	Tax Identification No.	Tax Year End
MassMutual RetireSMARTSM by JPMorgan 2020 Fund	03-0532467	30-Sep
MassMutual RetireSMARTSM by JPMorgan 2025 Fund	27-1933753	30-Sep
MassMutual RetireSMARTSM by JPMorgan 2030 Fund	03-0532468	30-Sep
MassMutual RetireSMARTSM by JPMorgan 2035 Fund	27-1933389	30-Sep
MassMutual RetireSMARTSM by JPMorgan 2040 Fund	03-0532471	30-Sep
MassMutual RetireSMARTSM by JPMorgan 2045 Fund	27-1932769	30-Sep
MassMutual RetireSMARTSM by JPMorgan 2050 Fund	26-1345332	30-Sep
MassMutual RetireSMARTSM by JPMorgan 2055 Fund	46-3289207	30-Sep
MassMutual RetireSMARTSM by JPMorgan 2060 Fund	47-5326235	30-Sep
MassMutual RetireSMARTSM Conservative Fund	45-1618155	30-Sep
MassMutual RetireSMARTSM Growth Fund	45-1618222	30-Sep
MassMutual RetireSMARTSM by JPMorgan In Retirement Fund	03-0532464	30-Sep
MassMutual RetireSMARTSM Moderate Fund	45-1618262	30-Sep
MassMutual RetireSMARTSM Moderate Growth Fund	45-1618046	30-Sep
MassMutual Select BlackRock Global Allocation Fund	27-1028263	30-Sep
MassMutual Select Blue Chip Growth Fund	04-3556992	30-Sep
MassMutual Select Diversified Value Fund	01-0821120	30-Sep
MassMutual Select Equity Opportunities Fund	04-3512590	30-Sep
MassMutual Select Fundamental Growth Fund	04-3512593	30-Sep
MassMutual Select Fundamental Value Fund	04-3584138	30-Sep
MassMutual Select Growth Opportunities Fund	04-3512589	30-Sep
MassMutual Select Mid Cap Growth Fund	04-3512596	30-Sep
MassMutual Select Mid-Cap Value Fund	42-1710935	30-Sep
MassMutual Select Overseas Fund	04-3557000	30-Sep
MassMutual Select Small Cap Growth Equity Fund	04-3464205	30-Sep
MassMutual Select Small Cap Value Equity Fund	02-0769954	30-Sep
MassMutual Select Small Company Value Fund	04-3584140	30-Sep
MassMutual Select Strategic Bond Fund	26-0099965	30-Sep
MassMutual Select Total Return Bond Fund	27-2377446	30-Sep
MM MSCI EAFE® International Index Fund	45-5357167	30-Sep
MM Russell 2000® Small Cap Index Fund	45-5366542	30-Sep
MM S&P 500® Index Fund	04-3410047	30-Sep
MM S&P® Mid Cap Index Fund	45-5349772	30-Sep
MM Select Equity Asset Fund	81-3687454	30-Sep
MassMutual Select T. Rowe Price Bond Asset Fund	82-3301781	30-Sep
MassMutual Select T. Rowe Price Emerging Markets Bond Fund	82-3289468	30-Sep
MassMutual Select T. Rowe Price International Equity Fund	82-3309453	30-Sep
MassMutual Select T. Rowe Price Large Cap Blend Fund	82-3553535	30-Sep
MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund	82-3598589	30-Sep
MassMutual Select T. Rowe Price Real Assets Fund	82-3369498	30-Sep
MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund	82-3569301	30-Sep
MassMutual Select T. Rowe Price U.S. Treasury Long-Term Fund	82-3584058	30-Sep
MassMutual Select T. Rowe Price Retirement Balanced Fund	82-3533944	30-Sep
MassMutual Select T. Rowe Price Retirement 2005 Fund	82-3347422	30-Sep
MassMutual Select T. Rowe Price Retirement 2010 Fund	82-3355639	30-Sep
MassMutual Select T. Rowe Price Retirement 2015 Fund	82-3382389	30-Sep
MassMutual Select T. Rowe Price Retirement 2020 Fund	82-3396442	30-Sep
MassMutual Select T. Rowe Price Retirement 2025 Fund	82-3417420	30-Sep
MassMutual Select T. Rowe Price Retirement 2030 Fund	82-3430358	30-Sep
MassMutual Select T. Rowe Price Retirement 2035 Fund	82-3439837	30-Sep
MassMutual Select T. Rowe Price Retirement 2040 Fund	82-3451779	30-Sep
MassMutual Select T. Rowe Price Retirement 2045 Fund	82-3472295	30-Sep
MassMutual Select T. Rowe Price Retirement 2050 Fund	82-3481715	30-Sep
MassMutual Select T. Rowe Price Retirement 2055 Fund	82-3502011	30-Sep
MassMutual Select T. Rowe Price Retirement 2060 Fund	82-3525148	30-Sep

MASSMUTUAL PREMIER FUNDS

Fund Series Name	Tax Identification No.	Tax Year End
MassMutual Premier Balanced Fund	04-3212054	30-Sep
MassMutual Premier Core Bond Fund	04-3277549	30-Sep
MassMutual Premier Disciplined Growth Fund	04-3539084	30-Sep
MassMutual Premier Disciplined Value Fund	04-3539083	30-Sep
MassMutual Premier Diversified Bond Fund	04-3464165	30-Sep
MassMutual Premier Global Fund	51-0529334	30-Sep
MassMutual Premier High Yield Fund	04-3520009	30-Sep
MassMutual Premier Inflation-Protected and Income Fund	03-0532475	30-Sep
MassMutual Premier International Equity Fund	04-3212044	30-Sep
MassMutual Premier Main Street Fund	51-0529328	30-Sep
MassMutual Premier Short-Duration Bond Fund	04-3212057	30-Sep
MassMutual Premier Small Cap Opportunities Fund	04-3424705	30-Sep
MassMutual Premier Strategic Emerging Markets Fund	26-3229251	30-Sep
MassMutual Premier U.S. Government Money Market Fund	04-3212059	30-Sep

MML SERIES INVESTMENT FUND

Fund Series Name	Tax Identification No.	Tax Year End
MML Aggressive Allocation Fund	75-3248604	31-Dec
MML American Funds Core Allocation Fund	26-2998142	31-Dec
MML American Funds Growth Fund	26-2997971	31-Dec
MML American Funds International Fund	26-2998059	31-Dec
MML Balanced Allocation Fund	75-3248595	31-Dec
MML Blue Chip Growth Fund	05-0633800	31-Dec
MML Conservative Allocation Fund	75-3248590	31-Dec
MML Equity Income Fund	03-0584493	31-Dec
MML Equity Index Fund	04-3365021	31-Dec
MML Focused Equity Fund	45-3612851	31-Dec
MML Foreign Fund	05-0633812	31-Dec
MML Fundamental Growth Fund	45-3612938	31-Dec
MML Fundamental Value Fund	27-2959469	31-Dec
MML Global Fund	05-0633810	31-Dec
MML Growth & Income Fund	05-0633799	31-Dec
MML Growth Allocation Fund	75-3248602	31-Dec
MML Income & Growth Fund	05-0633797	31-Dec
MML International Equity Fund	46-4257056	31-Dec
MML Large Cap Growth Fund	05-0633801	31-Dec
MML Managed Volatility Fund	04-3513013	31-Dec
MML Mid Cap Growth Fund	05-0633806	31-Dec
MML Mid Cap Value Fund	05-0633805	31-Dec
MML Moderate Allocation Fund	75-3248601	31-Dec
MML Small Cap Growth Equity Fund	04-3464208	31-Dec
MML Small Company Value Fund	26-4101700	31-Dec
MML Small/Mid Cap Value Fund	05-0633808	31-Dec
MML Total Return Bond Fund	27-2959552	31-Dec

MML SERIES INVESTMENT FUND II

Fund Series Name	Tax Identification No.	Tax Year End
MML Asset Momentum Fund	47-3517233	31-Dec
MML Blend Fund	04-2808313	31-Dec
MML Dynamic Bond Fund	47-3529636	31-Dec
MML Equity Fund	04-2476032	31-Dec
MML Equity Rotation Fund	47-3544629	31-Dec
MML High Yield Fund	27-1932691	31-Dec
MML Inflation-Protected and Income Fund	11-3646937	31-Dec
MML Managed Bond Fund	04-2741778	31-Dec
MML Short-Duration Bond Fund	27-1932589	31-Dec
MML Small Cap Equity Fund	04-3420558	31-Dec
MML Special Situations Fund	47-3559064	31-Dec
MML Strategic Emerging Markets Fund	26-2997645	31-Dec

This Schedule is attached to and made part of the Second Amended and Restated Securities Lending Agency Agreement dated the 31st day of July, 2012 between each of MASSMUTUAL SELECT FUNDS, MASSMUTUAL PREMIER FUNDS, MML SERIES INVESTMENT FUND, and MML SERIES INVESTMENT FUND II on behalf of their respective individual series listed on Schedule A and STATE STREET BANK AND TRUST COMPANY, as amended.

Approved Borrowers Schedule

Australia

Australia and New Zealand Banking Group Ltd.

Commonwealth Bank of Australia

National Australia Bank Ltd.

Westpac Banking Corporation

Canada

Canadian Imperial Bank of Commerce

Royal Bank of Canada

Toronto-Dominion Bank

France

BNP Paribas SA

Natixis

Societe Generale SA

Germany

Deutsche Bank AG

Netherlands

Cooperatieve Centrale Raiffeisen-Boerenleenbank BA (Rabobank Nederland)

Switzerland

UBS AG

U.K.

Barclays Bank plc

Goldman Sachs International

ING Bank N.V. (London Branch)

Morgan Stanley & Co. International plc.

Royal Bank of Scotland PLC

Approved Borrowers Schedule Continued

U.S.

Barclays Capital Inc.

BMO Capital Markets Corp.

BofA Securities, Inc.1

BNP Paribas Prime Brokerage, Inc.

BNP Paribas Securities Corporation

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co.

ING Financial Markets LLC

JP Morgan Securities LLC.

MacQuarie Capital (USA) Inc.

Merrill Lynch, Pierce, Fenner & Smith Inc.1

Morgan Stanley & Co. LLC

National Financial Services LLC.

NatWest Markets Securities Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

SG Americas Securities LLC

UBS Securities LLC

Wells Fargo Bank National Association

1 Bank of America Merrill Lynch (“BAML”) is reorganizing its U.S. broker-dealer operations (the “Reorganization”). In connection with such Reorganization, BAML’s institutional Global Banking and Markets business will move to a new legal entity, BofA Securities, Inc. (“BofA Securities”). BAML expects the Reorganization to be completed as of a date in the second quarter of 2019 (“Transfer Date”). Upon the Transfer Date, Merrill Lynch, Pierce, Fenner & Smith Inc. (“MLPF&S”) will cease to be a borrower and BofA Securities will be added as a borrower. Outstanding loans to MLPF&S will novate to BofA Securities.